Exhibit 99.1

Immunome Reports First Quarter 2026 Financial Results and Provides Business Update

May 12, 2026

•
New Drug Application (NDA) submitted to the U.S. Food and Drug Administration (FDA) in April 2026 seeking approval of varegacestat for the treatment of adults with desmoid tumors
•
Detailed Phase 3 RINGSIDE data selected for oral presentation at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting
•
Phase 1 study ongoing for IM-1021, with initial lymphoma data expected in 2026
•
Investigational New Drug (IND) clearance received in April 2026 for IM-1617, a potential first-in-class solid tumor antibody-drug conjugate (ADC)

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the quarter ended March 31, 2026, and provided a business update.

“This quarter reflects the progress we are making in building Immunome into a multi-program targeted oncology company,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “The NDA submission for varegacestat is an important milestone that reflects our commitment to improving the lives of patients with desmoid tumors, for whom new treatment options are still needed. We are also pleased that detailed Phase 3 RINGSIDE data were selected for oral presentation at ASCO. In parallel, we continue to advance our ADC pipeline, with IM-1021 progressing in Phase 1 and IM-1617 recently receiving IND clearance.”

Pipeline Highlights

Varegacestat:

•
In April 2026, Immunome submitted an NDA to the U.S. FDA for varegacestat for the treatment of adults with desmoid tumors.
•
Immunome plans to submit a Marketing Authorization Application to the European Medicines Agency for varegacestat by the end of 2026.
•
Data from RINGSIDE, the global, Phase 3, randomized, placebo-controlled trial of varegacestat in patients with progressing desmoid tumors, have been selected for presentation in an oral abstract session at the 2026 ASCO Annual Meeting.
•
In December 2025, Immunome announced positive topline results from RINGSIDE:
o
The registrational trial met its primary endpoint of improving progression-free survival vs. placebo, with a statistically significant and clinically meaningful 84% reduction in the risk of disease progression or death (hazard ratio = 0.16, p<0.0001).
o
The trial also met all key secondary endpoints, including achieving an objective response rate of 56% vs. 9% with placebo (p<0.0001), as assessed by blinded independent central review.
o
In an exploratory analysis, varegacestat demonstrated a median best change in tumor volume of -83% vs. +11% with placebo, as assessed by blinded independent central review.
o
Varegacestat was generally well tolerated with a manageable safety profile, consistent with the gamma secretase inhibitor class.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with objective responses observed in participants with B-cell lymphoma at multiple dose levels. Immunome expects to present initial lymphoma data for IM-1021 in 2026.

IM-3050: In March 2026, Immunome initiated the first clinical trial site for a Phase 1 trial of IM-3050 in patients with FAP-expressing solid tumors.

IM-1617: In April 2026, Immunome received IND clearance for IM-1617 and plans to initiate a Phase 1 trial in the second quarter of 2026. IM-1617 is a potential first-in-class ADC directed at an undisclosed solid tumor target and incorporates HC74, Immunome’s proprietary TOP1 inhibitor payload.

Preclinical ADC Pipeline: Immunome expects to submit INDs for IM-1340 and IM-1335 in mid- and late 2026, respectively. The programs are each directed at undisclosed solid tumor targets and incorporate HC74. Additional undisclosed ADCs are in discovery and lead optimization to support INDs in 2027 and beyond.

First Quarter 2026 Financial Results

•
As of March 31, 2026, cash and cash equivalents totaled $582.7 million. Immunome expects its current cash position to fund operations into 2028.
•
Research and development expenses for the quarter ended March 31, 2026, were $46.4 million, including stock-based compensation costs of $3.7 million.
•
General and administrative expenses for the quarter ended March 31, 2026, were $13.0 million, including stock-based compensation expense of $4.2 million.
•
Immunome reported a net loss of $53.8 million for the quarter ended March 31, 2026.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted cancer therapies. We are advancing an innovative portfolio of therapeutics, supported by a leadership team with deep experience in the design, development, and commercialization of cutting-edge therapies, including antibody-drug conjugates. Our pipeline includes varegacestat, an investigational gamma secretase inhibitor for which an NDA has been submitted to the U.S. FDA; IM-1021, a clinical-stage ROR1 ADC; IM-3050, an IND-cleared FAP-targeted radiotherapy; and IM-1617, an IND-cleared solid tumor ADC. We are also advancing a broad portfolio of early-stage ADCs pursuing undisclosed solid tumor targets.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “planned,” “expected,” “focused,” “advance,” “projected,” “will,” “potential,” “expect,” “intend,” “plan,” “pursue,” “support,” “expects,” “advancing,” and similar expressions to identify these forward-looking statements. These forward-looking statements include statements regarding progress of Immunome’s pipeline and achievement of key milestones; the proposed timeline for expected data with respect to Immunome’s pipeline; Immunome’s plans and timing for submission of additional INDs; the potential of Immunome’s pipeline of assets to be first-in-class and best-in-class; Immunome’s plans and timeline for initiating additional clinical trials; Immunome’s anticipated timing for submitting a Marketing Authorization Application to the European Medicines Agency for varegacestat; Immunome’s expected cash runway; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data or that early clinical data may not be predictive of later clinical data, regulatory approval or commercial viability; the risk of reliance on third-party vendors; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; the risk that Immunome will not be able to realize the benefits of its strategic transactions; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2026, and in Immunome’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$582,693	$653,482
Prepaid expenses and other current assets	11,616	7,295
Total current assets	594,309	660,777
Property and equipment, net	17,081	14,636
Operating right-of-use assets	2,828	2,978
Restricted cash	210	210
Other long-term assets	5,364	4,587
Total assets	$619,792	$683,188
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,534	$3,339
Accrued expenses and other current liabilities	21,878	41,651
Total current liabilities	27,412	44,990
Operating lease liabilities, net of current portion	3,694	3,855
Total liabilities	31,106	48,845
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	1,370,678	1,362,496
Accumulated deficit	(782,003)	(728,164)
Total stockholders’ equity	588,686	634,343
Total liabilities and stockholders’ equity	$619,792	$683,188

IMMUNOME, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$—	$2,926
Operating expenses:
Research and development(1)	46,381	36,872
General and administrative(1)	12,950	10,690
Total operating expenses	59,331	47,562
Loss from operations	(59,331)	(44,636)
Interest income	5,492	2,996
Net loss	$(53,839)	$(41,640)
Net loss per share, basic and diluted	$(0.48)	$(0.52)
Weighted-average shares outstanding, basic and diluted	113,136,836	79,410,354
Comprehensive loss:
Net loss	$(53,839)	$(41,640)
Unrealized loss on marketable securities	—	(60)
Comprehensive loss	$(53,839)	$(41,700)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Research and development	$3,711	$2,434
General and administrative	4,242	3,269
Total share-based compensation expense	$7,953	$5,703